QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant /x/
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Definitive Proxy Statement

CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

         Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.

2002	NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

        A special meeting of the Shareholders of Cubic Corporation will be held in the Main Conference Room at the offices of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on April 17, 2002, at 10:00 a.m. Pacific Daylight Saving Time. The formal notice and proxy statement follow.

        The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

Sincerely yours,

Walter J. Zable
Chairman of the Board
San Diego, California

March 14, 2002

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.

NOTICE OF ANNUAL MEETING

        A special meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room of the offices of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on April 17, 2002, at 10:00 a.m. Pacific Daylight Saving Time, for the following purpose:

  1.
  To approve the amendment to Article 4 of the Corporation's Certificate of Incorporation to increase the number of shares which the Corporation is authorized to issue from 25,000,000 to 50,000,000 and to divide each share of the Corporation's Common Stock, without par value, into three Common Shares, without par value, which constitutes a three-for-one split of all shares of Common Stock authorized by the Corporation's Certificate of Incorporation.

        Shareholders of record at the close of business on March 4, 2002 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

William C. Stewart, Jr.
Secretary
San Diego, California
March 14, 2002

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

        Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the special meeting of Shareholders of the Corporation to be held in San Diego, California, on April 17, 2002. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

        The voting securities of the Corporation consist of its Common Stock, without Par Value, of which 8,906,664 shares were outstanding at February 18, 2002 (after deducting 2,981,579 shares held as Treasury Shares).

        Only shareholders of record on the books of the Corporation at the close of business on March 4, 2002 are entitled to vote at the meeting. Each such holder of Common shares is entitled to one vote for each said share. Votes will be counted by the Inspector of Elections. Abstentions, broker non-votes and proxies without authority to vote will not be counted in votes cast.

        The approximate date on which the proxy statement and form of proxy are first being sent or given to security holders is March 14, 2002.

Ownership of Common Stock

        The following table sets forth information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

Title Class	Name and Address	Amount Beneficially Owned	Percent of Owned
Common	Walter J. Zable P. O. Box 1525 Rancho Santa Fe California 92067	3,583,847	40.35%

        The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as of February 18, 2002. In each case where such number of shares exceeds 1% of the securities of such class outstanding on the record date (after deduction of Treasury Shares), the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

Name	Amount Beneficially Owned Directly or Indirectly (2)
Walter J. Zable (40.35%) (1)	3,583,847	(3)
Raymond E. Peet	9,155
Dr. Richard C. Atkinson	3,800
Walter C. Zable (1.67%)	148,969	(4)(5)
Robert T. Monagan	1,200
William W. Boyle	600
All Officers and Directors as a Group (18)(42.28%)	3,765,746

(1)
By virtue of his beneficial share ownership, Mr. Zable may be deemed to be a "Control" person of the Corporation as that term is described under the Securities Exchange Act of 1934.

(2)
All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

(3)
Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4)
A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5)
Walter C. Zable is the son of Walter J. Zable.

2

AMENDMENT OF CERTIFICATE OF INCORPORATION

        In 1996, for the purpose of eliminating taxes on authorized but unissued shares of the Company's Common stock, the Certificate of incorporation was amended to reduce the number of authorized shares of Common stock to 15,000,000. A three-for-two stock split was effected in 1996 and the number of authorized shares was increased in 1998 to 20,000,000. It was determined that the remaining balance of authorized but unissued shares was insufficient should the Company desire to effect another stock split or for use in the event of acquisitions of other entities or product lines in which shares of stock would be used as consideration for such activity. The Board of Directors, with shareholder approval in 2002, increased the number of authorizeed shares from 20,000,000 to 25,000,000.

        The Board of Directors of the Company has approved, subject to the stockholder approval solicited hereby, a proposal to amend the Certificate of Incorporation to effect a three-for-one stock split of the issued and outstanding shares of the Company's Common Stock and, to provide for the additional shares necessary to effect the split, to increase the number of shares which the Corporation is authorized to issue from 25,000,000 to 50,000,000. The purpose of the stock split is to increase the number of shares on the market available for trading and to further enable additional investors to acquire shares of the Common stock by reducing the market price of the stock. Daily trading volume of the Company's stock through the American Stock Exchange, Inc. in January 2002 averaged less than 26,000 shares per day. The Company believes that the proposed stock split would result in an increase in the average number of shares traded and that this would benefit shareholders by enhancing liquidity of the Company's shares.

        During January, 2002, the share price of the Company's stock ranged from a high of $51.35 per share to a low of $45.80 per share, or an average per share price of $48.21. While management cannot predict the ultimate share price for the Company's stock or provide any assurances with regard thereto, the proposed stock split should be reflective of the market value of the Company based on the increased number of shares outstanding.

        Although it is not anticipated that trading in the higher numbers of shares will result in higher transaction, or other related costs, it is possible that shareholders may incur higher transaction costs, or other related costs, as a result of trading in higher equivalent numbers of shares.

        A copy of the proposed amendment to the Certificate of Incorporation is attached hereto as Appendix A. In order to accomplish a split up of the Common shares of the Corporation, it is necessary to amend the Certificate of Incorporation of the Corporation to increase the number of shares the Corporation is authorized to issue from 25,000,000 to 50,000,000 in order to divide the shares. Such an amendment requires the majority vote of the shareholders.

        The effect of this stock split is to change each presently issued and outstanding one (1) share of Common stock, no par value, into three (3) shares of Common stock, no par value, at the close of business on the date the amendment becomes effective, that is, the date the Certificate of Amendment (the "Amendment") is filed in the Office of the Secretary of State of the State of Delaware (the "Effective Date"). Thereafter, each shareholder of Record at the close of business on the Effective Date shall be entitled to receive additional share certificates representing two (2) additional shares of Common stock, no par value, for each one (1) outstanding share of Common stock held. If the proposal to so amend the Certificate of Incorporation is approved by the majority of the shareholders at the time of the meeting, it is anticipated that the additional certificates will be mailed approximately ten days thereafter. The Corporation has applied for listing of the securities to be issued on the American Stock Exchange.

        No fractional shares will be issued to shareholders in connection with the split up, but in lieu thereof, at the same time as the additional shares are mailed, cash will be distributed to each shareholder who would otherwise have been entitled to receipt of a fractional share. The amount of

3

cash to be distributed shall be based upon the closing stock price on the American Stock Exchange, after adjustment for the effect of the stock split, of the Corporation's Common stock, no par value, on the Effective Date.

        The stock split, if approved by the shareholders, will not result in the increase or decrease in the aggregate amount of the capital account or the surplus accounts of the Corporation.

    AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES, EXCLUSIVE OF SHARES HELD BY THE CORPORATION AS TREASURY SHARES, IS NECESSARY FOR APPROVAL.

    THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

OTHER MATTERS

        The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

        No other business will be presented for consideration at the special meeting.

By Order of the Board of Directors

William C. Stewart, Jr.
Secretary

4

APPENDIX A

RESOLUTION TO AMEND ARTICLE 4
OF THE CERTIFICATE OF INCORPORATION
OF CUBIC CORPORATION

        BE IT RESOLVED: That, subject to the requisite approval of the shareholders of this Corporation, the Certificate of Incorporation of this Corporation is amended to read:

    "4. The total number of shares of stock which the corporation shall have authority to issue is 50,000,000 shares which shall be Common Stock without par value.

            On the effective date of the amendment, each share of the Common Stock, without par value, outstanding before the amendment, is divided into three Common Shares, without par value.

            Each share of the Common Stock, no par value, of this Corporation issued and outstanding at the close of business on the taking effect of said amendment, being the date of the filing and recording of said amendment in the Office of the Secretary of State of the State of Delaware, is changed into three fully-paid and non-assessable shares of Common Stock, no par value, of this Corporation; all certificates for shares of Common Stock, no par value, that are then issued and outstanding are deemed to be certificates for the same number of shares of Common Stock respectively, no par value, each; and that each holder of record of said certificates at the close of business on the effective date of said amendment shall be entitled to receive additional certificates representing two additional shares of Common Stock, no par value, for each one outstanding share of Common Stock.

            No fractional shares are to be issued to shareholders in connection with such stock split but, in lieu thereof, cash shall be distributed to each shareholder who would otherwise have been entitled to receipt of a fractional share and the amount of cash to be distributed shall be based upon the closing stock price on the American Stock Exchange, after adjustment for the effect of the split hereinabove declared, of this Corporation's common stock, without par value, on the date of said filing with the Secretary of State.".

A-1

APPENDIX B—Proxy Card

____________________________________

CUBIC CORPORATION

Proxy Solicited on Behalf of the Board of Directors
Special Meeting of Shareholders

        The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable, William W. Boyle and William C. Stewart, Jr., or any of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation standing in the name of the undersigned at the special meeting of Shareholders of Cubic Corporation to be held in the Main Conference Room, at the Offices of the Corporation, 9333 Balboa Avenue, San Diego, California 92123, on Wednesday, April 17, 2002, at 10:00 a.m. PDST, and at any adjournment or adjournments thereof, as follows:

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEM 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed, on the other side)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

The Board of Directors Recommends a Vote "FOR" the Listed Proposal.

1.	Approve action of the Board to amend the Certificate of Incorporation to increase the number of authorized shares to 50,000,000 and to declare a three-for-one stock split	For	Withhold

The undersigned hereby acknowledge receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated March 18, 2002.

Dated	2002.	Signature

Signature (if held jointly)

Note:	Please sign exactly as name (or names) appear on this card. When shares are held by joint tenants, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

CUBIC CORPORATION (Name of Registrant as Specified In Its Charter)
PRINCIPAL EXECUTIVE OFFICE 9333 Balboa Avenue San Diego, California 92123
PROXY STATEMENT
AMENDMENT OF CERTIFICATE OF INCORPORATION
APPENDIX A RESOLUTION TO AMEND ARTICLE 4 OF THE CERTIFICATE OF INCORPORATION OF CUBIC CORPORATION
CUBIC CORPORATION Proxy Solicited on Behalf of the Board of Directors Special Meeting of Shareholders